UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CECIL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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-PRELIMINARY-
The definitive proxy statement is intended to be released to security holders on April 18, 2007.
127 North Street
Elkton, Maryland 21921-5547
April 18, 2007
     Dear Fellow Shareholder:
     We invite you to attend our 2007 Annual Meeting of Shareholders to be held at Bentley’s, 902 E. Pulaski Hwy, Elkton, Maryland, on Wednesday, May 23, 2007 at 9:00 a.m., Eastern Time.
     At our Annual Meeting, we will discuss highlights of the past year. The 2006 results are presented in detail in the enclosed Annual Report.
     The Annual Meeting has been called for:
•	Reelection of two directors;

•	Approval of an amendment of the Articles of Incorporation to increase authorized common stock;

•	Approval of the adjournment of the meeting if necessary to solicit votes for the amendment; and

•	Consideration of any other matters as may properly come before the Annual Meeting or any adjournments.
     Directors and officers, as well as representatives of Stegman & Company, Cecil Bancorp’s independent registered public accounting firm, will be present to respond to any questions the shareholders may have.
     Cecil Bancorp was authorized to issue 4,000,000 shares in 1994. After the 2:1 stock split payable on May 16, 2007, fewer than 325,000 shares will be available for issuance. Your Board of Directors recommends that you vote “FOR” the reelection of directors, “FOR” the amendment to increase the number of shares of authorized common stock, and “FOR” the proposal to adjourn the meeting, if necessary. Your vote is important. Please complete the proxy card and return it in the enclosed, postage-paid envelope. Thank you for investing in Cecil Bancorp.

Sincerely,
/s/ Mary B. Halsey
Mary B. Halsey
President and Chief Executive Officer

-PRELIMINARY-
CECIL BANCORP, INC.
127 North Street
Elkton, Maryland 21921-5547
NOTICE OF ANNUAL MEETING
May 23, 2007
     The Annual Meeting of Shareholders of Cecil Bancorp, Inc. will be held at Bentley’s, 902 E. Pulaski Hwy, Elkton, Maryland, on Wednesday, May 23, 2007, at 9:00 a.m., Eastern Time.
     The Annual Meeting is for the purpose of considering and acting upon:
•	Reelection of two directors;

•	Approval of an amendment to the Articles of Incorporation to increase authorized common stock from 4,000,000 shares to 10,000,000 shares;

•	Approval of the adjournment of the meeting if necessary to solicit additional votes for approval of the amendment; and

•	Consideration of any other matters as may properly come before the Annual Meeting or any adjournments.
     Your Board of Directors recommends a vote “FOR” the election of the persons nominated for reelection, “FOR” the approval of the increase in authorized common stock, and “FOR” the proposal to approve the adjournment of the meeting if necessary. The Board is not aware of any other business to come before the Annual Meeting.
     Only shareholders of record at the close of business on April 4, 2007, will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. You may change your proxy later or vote in person at the meeting, if you wish.
     The proxy statement, voting instruction card, and Cecil Bancorp’s 2006 Annual Report on Form 10-KSB are being distributed on or about April 18, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Sandra D. Feltman

Elkton, Maryland April 18, 2007	Sandra D. Feltman SECRETARY

-PRELIMINARY-
P R O X Y S T A T E M E N T
Q U E S T I O N S AND A N S W E R S

Q:	What am I voting on?

A:	You are voting on:

Proposal I—Reelection of the following two directors: Mathew G. Bathon and Charles Sposato (See page 2.);
Proposal II—Amendment of the Articles of Incorporation to increase the number of authorized shares of common stock from 4,000,000 to 10,000,000 (See page 13.) and
Proposal III—Adjournment of the Annual Meeting for up to 120 days after the record date if necessary to solicit additional votes for the amendment of the Articles of Incorporation (See page 15.)

Q:	Who is entitled to vote at the Annual Meeting?

A:	Shareholders of Cecil’s common stock as of the close of business on April 4, 2007 (the Record Date) are entitled to vote at the meeting.

Q:	How do I vote?

A:	You may vote by completing, signing, and dating the proxy card, and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the re-election of all directors. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.

Q:	Is my vote confidential?

A:	Yes, only the inspectors of election and a limited number of employees and transfer agent personnel associated with processing the votes will know how you cast your vote.

Q:	Who will count the votes?

A:	Registrar and Transfer Company, Cecil Bancorp’s transfer agent, will tabulate the votes.

Q:	What should I do if I receive more than one proxy card?

A:	If you receive more than one proxy card, it indicates that you own shares in more than one account, or your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the enclosed, postage-paid envelope.

Q:	What constitutes a quorum at the Annual Meeting?

A:	On the Record Date, there were 1,839,143 shares of Cecil Bancorp common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting.

A majority of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter are not included in the quorum and are not included in determining the number of votes cast.

Q:	Who may attend the Annual Meeting?

A:	All shareholders as of the Record Date may attend, although seating is limited.

Q:	What percentage of Cecil Bancorp stock did directors and executive officers own on the Record Date?

A:	Together, they beneficially owned approximately 50.08% of Cecil Bancorp’s issued and outstanding common stock.

Q:	Who pays for this proxy solicitation and how will solicitation occur?

A:	Cecil Bancorp’s Board of Directors is soliciting this proxy, and Cecil Bancorp will pay the cost of the solicitation. In addition to the use of the mail, employees of Cecil Bancorp and its subsidiaries may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Cecil Bancorp stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Cecil Bancorp will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.
PROPOSAL I—ELECTION OF DIRECTORS
     Your Board of Directors is currently composed of six members. Five of Cecil Bancorp’s directors also serve as directors of its bank subsidiary, Cecil Bank. Directors of Cecil are divided into three classes and are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, two directors will be elected for terms expiring at the 2010 Annual Meeting.
     The Board of Directors has nominated for re-election Mathew G. Bathon and Charles F. Sposato who are currently directors and are nominated for a term of three years, and until his successor is elected and qualified. Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.

     Each nominee has agreed to serve his or her term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.
     Your Board recommends a vote FOR these directors.
     Information regarding Cecil Bancorp’s directors follows. Director’s service is based upon the year in which he or she first became a director of Cecil Bancorp, Cecil Bank or Columbian Bank, a Federal Savings Bank (“Columbian”). Columbian was acquired by Cecil Bancorp in 1998, and merged into Cecil Bank in May 2001.
DIRECTOR NOMINEES

Mathew G. Bathon	Director Since 1999
     Mr. Bathon, age 45, is an attorney with the Elkton law firm of Bathon and Bathon, P.A., where he engaged in the full-time practice of law until June 2000. Mr. Bathon’s law practice is now limited to trust and estate law and he currently serves as President and General Counsel of Windspeed Capital, LLC (“Capital”), a financial services, private equity and trust administration consulting company located in the Boston, Massachusetts area. In this capacity, Mr. Bathon manages and serves as trustee of numerous trusts and manages Capital’s private equity portfolio which includes interests in various privately owned companies and real estate interests. Capital also provides consulting services to Windspeed Ventures Corporation, which operates and manages various venture capital limited partnerships and a public company’s private equity portfolio. Mr. Bathon is a former owner of Bentley’s Restaurant and Banquet Facilities, has served as an officer and director of Northern Chesapeake Hospice Foundation, and, is a former member of B-E Realty, LLC which owns and manages real estate interests in Cecil County. He has also served as a member of the Cecil County Ethics Commission, a director of the Cecil County Chapter of the American Red Cross, the Cecil County FEMA Board, and as a Trustee of Mount Aviat Academy.

Charles Sposato	Director Since 1999
     Mr. Sposato, age 53, was elected Chairman of the Board of the Company in August 2000. Mr. Sposato is owner and president of Bay Ace Hardware, Inc. Mr. Sposato is a past recipient of the Who’s Who in Executives & Business. He has served as president of the Cecil County Home Builders Association and as director of the Home Builders Association of Maryland. Mr. Sposato served on the Board of Union Hospital of Cecil County Health Systems, Inc., is past-chairman of Cecil County Health Ventures, Inc. and is a past member of the Union Hospital Finance Committee. He currently serves on the Governmental Affairs Council of the Maryland Bankers Association and the Maryland Bankers Political Action Committee, on the board of Directors of Community Bankers Securities and on the Board of Directors of Northern Chesapeake Hospice Foundation. He is a past Trustee of Mount Aviat Academy. Mr. Sposato is a member of the Knights of Columbus, Elkton Kiwanis and the Cecil County and North East Chambers of Commerce. Mr. Sposato has also attended the Maryland Bankers School. He is Mr. Saunder’s uncle.

DIRECTORS CONTINUING IN OFFICE
Term Expiring in 2008

Donald F. Angert	Director Since 1968
     Mr. Angert, age 77, has served as Treasurer of the Company since April 2000. Mr. Angert was formerly the President and majority stockholder of Angert, Inc., for 21 years, a retail business with stores located in Harford and Cecil Counties, Maryland. He became President of Columbian Bank in January 1989, and served as its Chairman from 1994 until its merger into Cecil Bank in 2001. He now serves as Chairman of the Columbian Division. He was appointed to the Board of Directors of the Company in 1998 in connection with the Company’s acquisition of Columbian. Mr. Angert is a member of St. Patrick Church in Havre de Grace. He is past President of the Aberdeen Chamber of Commerce and has been a Director of the Havre de Grace Chamber of Commerce for fifteen years. He has been an officer and member of the Havre de Grace Lions Club since 1958.
Term Expiring in 2009

Mary B. Halsey	Director Since 1995
     Ms. Halsey, age 45, became President and Chief Executive Officer of the Company and Cecil Bank in July 1995. Ms. Halsey joined Cecil Bank in 1980 and has been employed in various capacities since that time, including the positions of Chief Operating Officer and Principal Financial and Accounting Officer, which she held from 1993 until becoming President and Chief Executive Officer in 1995. Ms. Halsey is a director and officer of the Southeastern Conference of Community Bankers, Inc., currently holding the position of Past President. Ms. Halsey is a director of the Maryland Business Council. Ms. Halsey is a past director of the Maryland Bankers Association, and formerly served as Chairman of the Consumer Education Council. Ms. Halsey previously served as Trustee of Mt. Aviat Academy, Secretary of the Northern Chesapeake Hospice Foundation. She is a member of Church of the Good Shepherd Parish. She has previously served as Vice President and Director of the North East Chamber of Commerce, as Director of the Union Hospital of Cecil County Health System, Inc., and Director of the YMCA of Cecil County, Maryland.

Thomas L. Vaughan, Sr.	Director Since 2003
     Mr. Vaughan, age 57, is the past owner and President of Ship Watch Inn, Inc., a bed and breakfast located in Chesapeake City, Maryland. Mr. Vaughan founded Canal Plumbing Company in 1977 and continues to operate it as a plumbing contracting company. Mr. Vaughan is a member of Knight House Farms, L.L.C. and Katem, L.L.C., real estate management companies. Mr. Vaughan previously served on the Chesapeake City Board of Appeals and is a past member of the Chesapeake Historic Commission and a past Council member.

Mark W. Saunders	Director Since 2005
     Mr. Saunders, age 32, is the General Manager and an Officer of Bay Ace Hardware, Inc. located in Elkton and Rising Sun, Maryland. Mr. Saunders is a member of the Trade Foundation of Cecil County School of Technology. Mr. Saunders is currently attending the Maryland Bankers Association Maryland Bankers School. He is Mr. Sposato’s nephew.
BOARD MEETINGS AND COMMITTEES
     Cecil Bancorp’s Board conducts its business through meetings of the Board and of its Committees. The Board meets quarterly and may have additional special meetings. The Board met four times during 2006 . Each director attended all of the meetings of the Board and the Committees on which he or she served.
     The Audit Committee of the Board oversees and reports to the Board of Directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of Registered Public Accounting Firms (“independent auditors”) engaged to provide independent audits and related services, and the performance of the internal audit function and independent auditors; and performs the other duties of the Committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, and its charter. The Committee, in its capacity as a Committee of the Board, is responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of any independent auditor employed by Cecil Bancorp for the purpose of preparing or issuing an audit report or related work. The independent auditors report to the Committee. The Committee is responsible for the resolution of any disagreements between management of Cecil Bancorp and the independent auditors regarding financial reporting. All members of the Committee are “independent” as defined in applicable law, regulations of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Act and related regulations (the “FDIA”), and the Listing Standards of the NASDAQ Stock Market, Inc. (the “Listing Standards”). Members of the Committee also meet all other applicable requirements of the SEC, FDIA, and the Listing Standards for financial, accounting or related expertise. The Company does not currently have an “Audit Committee financial expert,” as defined under the rules of the SEC, serving on its Audit Committee. The Company believes that all the members of the Audit Committee are qualified to serve on the Committee and have the experience and knowledge to perform the duties required of the Committee. The Company does not have any independent directors who would qualify as an Audit Committee financial expert, as defined. The Company believes that it has been, and may continue to be, impractical to recruit such a director unless and until the Company is significantly larger. The Committee has adopted a written charter, which has been approved by the Board of Directors. The Committee met four times in 2006 . Current members are Mr. Vaughan, Mr. Saunders, and Mr. Bathon, Chairman.
     The Incentive Compensation Plan Committee selects key employees who will be eligible to receive annual cash awards under the Cecil Bancorp Incentive Compensation Plan. The Incentive Compensation Plan Committee met one time during 2006 . Current members of the Committee are Directors Vaughan, Bathon and Sposato .

     The Compensation Committee reviews Cecil Bancorp’s compensation policies and employee benefit plans and programs, and recommends compensation for executive officers and directors, subject to Board approval. Cecil Bancorp recognizes that the ability to retain and recruit executive officers is critical to the achievement of its annual and long range goals. It seeks to maintain that ability by establishing market-competitive total compensation for its executive officers that rewards achievement of those goals. Under the compensation policies of Cecil Bancorp,, compensation is paid based both on the executive officer’s knowledge, skills, and performance and company performance. Cecil Bancorp intends that total compensation and its components be market competitive and consistent with company performance goals. The Compensation Committee assesses the competitiveness of the total compensation and its components and the appropriateness of the mix of compensation components based upon an annual review that generally considers peer comparisons and other information. The Compensation Committee met two times during 2006. Current members of the Committee are Directors Vaughan, Sposato, and Bathon. All members of this Committee other than Mr. Sposato are non-employee directors and are independent directors within the meaning of the Listing Standards. The committee does not have a charter. In 2006, no Cecil Bank executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Cecil Bank director, and no Cecil Bank executive officer served as a director of another entity that had an executive officer serving on Cecil Bank’s Compensation Committee.
     The Board of Directors serves as a Nominating Committee for recommending persons to be nominated as directors. Directors Bathon, Saunders, and Vaughan are independent directors within the meaning of the Listing Standards. In its determination of whether or not to recommend a director for nomination, the Board considers whether or not such director meets the minimum criteria for board membership based upon the director’s honesty, integrity, reputation in his or her community, existence of any actual or potential conflicts of interest, and past service as a director, and may consider additional factors it deems appropriate. The Board also is responsible for considering persons recommended for nomination as directors by shareholders, other directors, and officers. As a matter of policy, no shareholder nomination or recommendation will be considered unless the board determines, in its good faith discretion, that (i) the manner and substance of the recommendation or nomination and the related information and materials provided in connection with the recommendation or nomination comply with the procedural and substantive requirements of Cecil Bank’s Articles of Incorporation, relevant Bylaws, and state and federal law, and (ii) if elected, the person recommended or nominated may lawfully serve on the board. Shareholders may submit recommendations for director candidates for consideration by the Committee to the Secretary by first class mail. The committee does not have a charter. Please also see “Shareholder Proposals and Communications” on page 15 of this Proxy Statement.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
     The shares of Cecil Bancorp’s common stock that were beneficially owned on the Record Date by persons who were directors and officers on that date, are shown below.

	Amount and
	Nature of		Percentage
	Beneficial		of Shares
Name	Ownership (1)		Outstanding (2)
Donald F. Angert	24,997		1.35%
Matthew G. Bathon	38,520	(3)	2.09
Mary B. Halsey	93,729	(4)	5.08
Mark W. Saunders	31,200		1.69
Charles Sposato	648,557	(4)	35.11
Thomas L. Vaughan, Sr.	27,066		1.47
Brian J. Hale	11,059		.60
Sandra D. Feltman	13,969		.76
All Directors and Executive Officers as a Group (13 persons)	900,180	(4)	50.08%

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 31, 2007. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership is made by the individual, not Cecil.

(2)	In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 31, 2007.

(3)	Includes 11,400 shares owned by a trust as to which Mr. Bathon is a trustee with voting power only.

(4)	Includes 32,200 shares allocated to executive officers under the ESOP as of the Record Date. Also includes 6,012 shares that may be received by certain directors and executive officers upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 6,832 shares held in the 401K by Mary B. Halsey and 5,178 shares held in the 401K by Charles F. Sposato. Includes 2,694 shares beneficially owned by David D. Rudolph, a director of Cecil Bank, 21,271 shares beneficially owned by Allen J. Fair, a director of Cecil Bank, and 9,507 shares beneficially owned by Leslie McFadden, a director of Cecil Bank.
DIRECTOR AND EXECUTIVE COMPENSATION
     Directors’ Fees. During 2006, Directors received a retainer of $600 plus $150 for each regular meeting of the Board attended and $75.00 for each Committee meeting attended. Non-employee directors also received awards under the Incentive Compensation Plan totaling $2,833.
Director Compensation

	Fees Earned
	or Paid in	Non-Equity Incentive
Name (1)	Cash	Plan Compensation	Total
Charles F. Sposato	$0	$0	$0
Mary B. Halsey	0	0	0
Donald F. Angert	0	0	0
Matthew G. Bathon	10,100	1,782	11,882
Mark W. Saunders	11,725	0	11,725
Thomas L. Vaughan, Sr.	3,300	587	3,887

     Incentive Compensation Plan. Cecil Bancorp maintains an incentive compensation plan for all non-employee directors of Bancorp and Cecil Bank and for key employees selected by the Incentive Compensation Plan Committee of the Board. Benefits are paid as annual awards based upon the results of a formula. In general, each participant receives an annual award equal to a percentage of his or her base annual compensation times a “multiplier” based upon return on assets, asset quality, and results of regulatory examinations. The Incentive Compensation Committee may adjust awards for unusual financial events or to the extent that payments to Cecil Bank employees would cause Cecil Bank to be less than “well-capitalized” for regulatory purposes. Awards are payable from general assets. The plan has an indefinite term, and may be terminated or amended at any time and for any reason; except with respect to benefits payable for a completed year. The Incentive Compensation Committee also may in its discretion determine, by resolution adopted before the first day of any calendar year, to reduce the amounts payable to employees in the form of awards. The plan is unfunded. All awards are to be paid from Cecil Bancorp’s general assets. For the fiscal year ended December 31, 2006, Ms. Halsey received an award of $41,640 and Mr. Sposato received an award of $93,690.
     Executive Compensation. The following table summarizes compensation earned by or awarded to Cecil’s Chief Executive Officer and Chairman. No other executive officers had 2006 total compensation in excess of $100,000.
Summary Compensation Table

			Non-Equity
			Incentive Plan	All Other
Name and Principal			Compensation	Compensation
Position	Year	Salary	(1)	(2)	Total
Mary B. Halsey	2006	$200,000	$41,640	$15,087	$256,727
President and Chief Executive Officer
Charles F. Sposato	2006	$450,000	$93,690	$15,400	$559,090
Chairman

(1)	Award paid through Incentive Compensation Plan.

(2)	401(K) contribution.
Outstanding Equity Awards at December 31, 2006
     Information regarding the outstanding equity awards held by each of the Named Executive Officers is provided below.

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
Charles F. Sposato	2,004	—	$12.01	4/21/2009

No options or stock appreciation rights (“SARs”) were granted to Ms. Halsey or Mr. Sposato during 2006 . No SARs were held by Ms. Halsey or Mr. Sposato at year-end. No options or SARs repriced during Cecil Bancorp’s last ten full years.
     Employment Agreements. Cecil Bancorp and Cecil Bank each entered into employment agreements in 1994 with Mary B. Halsey to serve as President and Chief Executive Officer of Cecil Bancorp and Cecil Bank. In her capacity as President and Chief Executive Officer, the Employee is responsible for overseeing all operations of Cecil Bank and the Company, and for implementing the policies adopted by Cecil Bank and the Company’s Boards of Directors. The Employment Agreements provide for a term of three years, with an annual base salary being payable to the Employee by Cecil Bank, which is currently in the amount of $200,000. In lieu of paying the Employee additional salary, Cecil Bancorp has accepted joint and several liability for Cecil Bank’s obligations under its Employment Agreement. On each anniversary date the term of the agreement may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by Cecil Bank’s Board of Directors that Ms. Halsey’s performance has met the required performance standards and that the Employment Agreement may be extended. The Employment Agreements provide Ms. Halsey with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement, and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon her death or disability, and is terminable by Cecil Bank or Cecil Bancorp for “just cause” as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If Cecil Bank or Cecil Bancorp terminates Ms. Halsey without just cause, the Employee will be entitled to a continuation of her salary and benefits from the date of termination through the remaining term of the Employment Agreement. If an Employment Agreement is terminated due to her disability, Ms. Halsey will not be entitled to a continuation of her salary and benefits following such termination. In the event of her death during the term of an Employment Agreement, her estate will be entitled to receive her salary through the last day of the month in which death occurs. Ms. Halsey may voluntarily terminate the Employment Agreements by providing 60 days written notice to the Boards of Directors of Cecil Bank and the Company, in which case she is entitled to receive only her compensation, vested rights, and benefits up to the date of termination.
     The Employment Agreements contain provisions stating that in the event of Ms. Halsey’s involuntary termination of employment in connection with, or within one year after, any change in control other than for just cause, she will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times her “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Ms. Halsey receives on account of the change in control. The Employment Agreements provide for a lump sum payment to be made in the event of Ms. Halsey’s voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Ms. Halsey, including (i) the requirement that the Employee perform her principal executive functions more than 35 miles from Cecil Bank’s current primary office, (ii) a reduction in her base compensation as then in effect, (iii)

the failure of Cecil Bank to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option, and retirement plans, (iv) the assignment to the Employee of duties and responsibilities which are other than those normally associated with her position with Cecil Bank, (v) a material reduction in the Employee’s authority and responsibility, and (vi) the failure to re-elect her to Cecil Bank’s Board of Directors, provided that she is serving on such Board on the date of the change in control. The aggregate payments that would be made to Ms. Halsey assuming her termination of employment under the foregoing circumstances at December 29, 2006 (the last business day of the year) would have been approximately $598,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of Cecil Bank. In the event that Ms. Halsey prevails over Cecil Bank or Cecil Bancorp in a legal dispute as to an Employment Agreement, she will be reimbursed for legal and other expenses.
     Supplemental Retirement Agreements. The Bank has entered into supplemental retirement agreements with some of its executive officers, including Ms. Halsey and Mr. Sposato. Under the agreements, the Bank is obligated to provide annual benefits for the officers or their beneficiaries, after the officer’s death, disability, or retirement. The estimated present value of future benefits to be paid is being accrued over the period from the effective date of the agreements until the full eligibility dates of the participants. The total expense incurred for this plan for the years ended December 31, 2006 and 2005 was $1,019,000 and $662,000, respectively. The Bank is the beneficiary of life insurance policies, with an aggregate cash surrender value of $5,914,000 and $5,030,000 at December 31, 2006 and 2005, respectively, which were purchased as a method of partially financing the benefits under this plan. The present value of the accumulated benefits under these agreements at December 31, 2006 was $[   ] for Ms. Halsey and $[   ] for Mr. Sposato. The change in present value of accumulated benefits for 2006 was $     for Ms. Halsey and $[   ] for Mr. Sposato.
CERTAIN TRANSACTIONS
     Cecil Bancorp has and expects to have in the future, banking transactions with certain officers and directors of Cecil Bancorp and Cecil Bank and greater than 5% shareholders of Cecil and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

OWNERS OF MORE THAN 5% OF CECIL BANCORP’S COMMON STOCK
      Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by persons who have filed these reports reporting beneficial ownership that exceeds 5% of Cecil Bancorp’s outstanding common stock at April 4, 2007.

	Amount and Nature	Percentage
	of Beneficial	of Shares
Name	Ownership (1)	Outstanding (2)
Charles Sposato	648,557	35.11%
P.O. Box 1258 Tavernier, FL 33070
Mary Halsey	93,729	5.08%
207 Smith Road Rising Sun, MD 21911

(1)	Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Cecil Bancorp.

(2)	Calculated by Cecil based upon shares reported as beneficially owned by the listed persons and shares of Cecil common stock outstanding at April 4, 2007.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely on Cecil Bancorp’s review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, all directors, executive officers, and beneficial owners of more than 10% of its common stock have filed those reports with respect to 2006, however, two Forms 4 (one each for Director Sposato and Director McFadden) with respect to acquisitions of stock made in 2006 were filed after their due dates. Cecil Bancorp makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     A representative of Stegman & Company, Cecil Bancorp’s independent registered public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement.
Fees
     The following table presents fees for professional audit services rendered by Stegman & Company for the audit of the annual consolidated financial statements of Cecil Bancorp, Inc. and subsidiaries for the year ended December 31, 2006, and fees billed for other services rendered by Stegman & Company.

	2006	2005
Audit Fees (1)	$56,000	$53,500
Tax Services (2)(3)	6,500	6,500
All Other Fees (2)	1,645	1,158

Total	$64,145	$61,158

(1)	Audit fees consist of fees and expenses for professional services rendered for the audit of Cecil Bancorp’s consolidated financial statements, for review of consolidated financial statements included in Cecil Bancorp’s quarterly reports on Form 10-QSB, and for other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. Amounts shown are for the audits for, and the review of Forms 10-QSB filed within, the indicated years, regardless of when the fees and expenses were billed or the services were rendered.

(2)	Includes fees and expenses for services rendered for the years shown regardless of when the fees and expenses were billed.

(3)	Tax services fees consist of fees for compliance tax services including tax planning and advice and preparation of tax returns.
Preapproval of Services
     The Audit Committee is required to preapprove all auditing services and permitted non-audit services provided by Cecil Bank’s independent registered public accounting firm, under Securities and Exchange Commission regulations that became effective in May 2003. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to Cecil Bank constitutes not more than 5 percent of the total amount of revenues paid by it to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by Cecil Bank at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee. All audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm have been preapproved by the Audit Committee as required by Securities and Exchange Commission regulations and the Audit Committee’s charter without exception.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee reviews and reports to the Board of Directors regarding the performance of the internal audit function and independent registered public accounting firm, the integrity of the consolidated financial statements, management’s efforts to maintain a system of internal controls, and compliance with legal and regulatory requirements. The Committee (1) has reviewed and discussed the audited consolidated financial statements included in Cecil Bancorp’s 2006 Annual Report and Form 10-KSB with management; (2) has discussed with independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61; and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2006 Annual Report and Form 10-KSB. The Committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence.

March 20, 2007	Mathew G. Bathon, Chairman
Thomas L. Vaughan, Sr.
Mark W. Saunders
PROPOSAL II—AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE
AUTHORIZED COMMON STOCK FROM 4,000,000 SHARES TO 10,000,000 SHARES
     The Board of Directors is seeking shareholder approval of an amendment to Cecil Bancorp’s Articles of Incorporation to increase the authorized common stock from 4,000,000 shares to 10,000,000 shares. The Board of Directors is proposing the amendment to ensure that a sufficient amount of common stock is available for issuance in the future by the Board of Directors. The Board of Directors believes that the proposed increase in the authorized common stock is in the best interest of Cecil Bancorp and recommends a vote FOR the proposed amendment. The Articles of Incorporation also authorize 1,000,000 shares of serial preferred stock, none of which is outstanding. The proposed amendment would not change the number of authorized preferred stock.
Description of the Amendment
     The Board of Directors proposes to amend the first two sentences of Article VI of the Articles of Incorporation to read in its entirety as follows:
     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 11,000,000, of which 10,000,000 are to be shares of common stock, $.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.01 par value per share. The aggregate par value of all shares of capital stock is $110,000.
Purpose of the Amendment
     The Certificate of Incorporation currently authorizes the issuance of up to 4,000,000 shares of common stock. As of the record date, the Company had 1,839,143 shares of Common Stock outstanding. The Board of Directors has approved a two-for-one stock split, payable May 16, 2007, to shareholders of record as of May 2, 2007. After issuance of shares in this stock split, only 321,714 authorized and unissued shares will be available for stock dividends, stock splits, benefit plans, or other corporate purposes. In the future, Cecil Bancorp may issue common stock in connection with, among other things, corporate acquisitions and other transactions, stock splits, stock dividends, and benefit plans. While Cecil Bancorp currently does not have any plans to issue additional common stock, the Board of Directors may determine that the issuance of additional stock in the future, either in connection with a corporate acquisition or otherwise, is in the best interests of Cecil Bancorp. In that event, Cecil Bancorp could need a substantial amount of common stock available for issuance, and the 321,714 shares available after the pending stock split could be insufficient. As a result, the Board is proposing an amendment of the Articles of Incorporation to increase the authorized common stock from 4,000,000 to 10,000,000 shares, which would increase the authorized and unissued common stock available for issuance from 321,714 to 6,321,714 shares. Authorized, unissued and unreserved common stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Articles of Incorporation and applicable law.
     Each share of common stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of Common Stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of common stock. Cecil Bancorp has no current plans to issue the newly authorized shares of common stock.
     The ability of the Board of Directors to issue additional shares of common stock without additional shareholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of common stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of common stock except on terms which it deems in the best interests of Cecil Bancorp and its shareholders.
Vote Required and Recommendation of the Board of Directors
     In accordance with the Maryland General Corporation Law and the Articles of Incorporation, the proposed amendment to the Articles of Incorporation must be approved by two-thirds of the outstanding stock entitled to vote thereon. It is expected that substantially all of the 894,168 shares, or 48.62%, of the Common Stock outstanding as of the record date over which directors and executive officers of Cecil Bancorp exercise voting power will be voted for the proposed amendment. The Board of Directors recommends that shareholders vote FOR the proposed amendment.

PROPOSAL III—ADJOURNMENT OF THE ANNUAL MEETING
     If Cecil Bancorp does not receive a sufficient number of votes to approve Proposal II, it may propose to adjourn the Annual Meeting, if a quorum is present, from time to time for a period of not more than 120 days after the record date, with the approval of a majority of shares present in person or by proxy and entitled to vote. The Company currently does not intend to propose an adjournment of the Annual Meeting if there are sufficient votes to approve the merger agreement. The Board of Directors has determined and believes that the Proposal to adjourn the Annual Meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of Proposal II is advisable and in the bests interests of Cecil Bancorp’s shareholders, and has approval and adopted the proposal. Accordingly, the Board of Directors recommends that shareholders vote FOR Proposal III for adjournment of the Annual Meeting.
OTHER MATTERS
      The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
     Any shareholder proposal to take action at the year 2008 Annual Meeting of Shareholders must be received at Cecil Bancorp’s executive offices at 127 North Street, Elkton, Maryland 21922-5547, addressed to the Chairman of the Board no later than December 19, 2007, in order to be eligible for inclusion in Cecil’s proxy materials for that meeting unless the date of the 2008 annual meeting is more than thirty days from May 23, 2008, in which case the deadline is a reasonable time before the Company begins to print and mail proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Cecil Bancorp’s Certificate of Incorporation, a shareholder proposal or nomination for director may be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Articles of Incorporation.
     Cecil Bancorp’s shareholders may communicate with the Board of Directors or any individual director by addressing correspondence to the board or such director in care of the Secretary at Cecil Bancorp’s main office by mail, courier, or facsimile.
     The Board of Directors believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for Cecil Bank and to provide an opportunity for shareholders to express any concerns to them. As a matter of policy, all directors are required to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters.
CODE OF ETHICS
     The Board of Directors of Cecil Bancorp has adopted a code of ethics that applies to all directors, officers, and employees of Cecil Bancorp and its consolidated subsidiaries. This code, which fulfills the requirements of the Listing Standards and the criteria established by applicable SEC regulation, has been filed as an exhibit to Cecil Bancorp’s Annual Report to the SEC on Form 10-KSB.
ANNUAL REPORT TO SHAREHOLDERS
     Cecil Bancorp’s 2006 Annual Report on Form 10-KSB, including consolidated financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Sandra D. Feltman
Sandra D. Feltman
SECRETARY
Elkton, Maryland
April 18, 2007
ANNUAL REPORT ON FORM 10-KSB
     A copy of Cecil’s Annual Report on Form 10-KSB for the year ended December 31, 2006 , as filed with the Securities and Exchange Commission has been furnished without charge to shareholders as of the record date. Exhibits to and additional copies of such Form 10-KSB will be provided upon written request to: the Secretary, Cecil Bancorp, Inc., P.O. Box 568, 127 North Street, Elkton, Maryland 21922-5547.

REVOCABLE PROXY
CECIL BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 23, 2007
     The undersigned hereby appoint ___, ___And ___, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Cecil Bancorp, Inc. which the undersigned is entitled to vote at the annual meeting of stock- holders, to be held at Bentley’s, Elkton, Maryland on Wednesday, May 23, 2007, at 9:00 a.m. (the “Annual Meeting”), and at any and all adjournments thereof, as follows, and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

I. The election as directors of all nomi- nees listed below (except as marked to the contrary below):
FOR TERMS TO EXPIRE IN 2010
Mathew G. Bathon
Charles Sposato
For All Nominees
For All Except
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
II. Approval of an amendment to Cecil Bancorp, Inc.’s Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 4,000,000 to 10,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐
III. The adjournment of the Annual Meeting to solicit additional votes for approval of the amendment of the Articles of Incorporation as shown in Item 2, if necessary.

FOR	AGAINST	ABSTAIN
☐	☐	☐
The board of directors recommends a vote “FOR” each of the nominees listed above, “FOR” approval of the amendment to the Articles of Incorporation as shown in Item 2 and “FOR” the adjournment of the Annual Meeting, if necessary, as shown in Item 3.

Please be sure to sign and date this PROXY in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION, AND FOR ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSONS AS DIRECTORS WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Detach above card, sign, date and mail in postage paid envelope provided.
CECIL BANCORP, INC.
Elkton, Maryland
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     Should the above signed by present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of not further force and effect.
     The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a proxy statement dated April ___, 2007 and an Annual Report on Form 10-KSB for the 2006 fiscal year.
     Please sign exactly as your name appears on this card. When signing at attorney, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.